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                                             Exhibit 21

        SUBSIDIARIES OF THE COMPANY

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NAME                                JURISDICTION OF FORMATION      DOING BUSINESS AS:
- ----                                -------------------------      ------------------
Panavision International, L.P.      Delaware                        Panavision; Panavision Florida;
                                                                    Panavision Hollywood; Panavision Wilmington

Panavision Europe Limited           United Kingdom                  Panavision U.K.; Panavision Ireland;
                                                                    Panavision France

Panavision Canada Holdings, Inc.    Ontario, Canada

Lee Filters Limited                 United Kingdom                  Lee Filters

Camera Bellows Limited              United Kingdom

Colortran Limited                   United Kingdom

Joe Dunton Cameras Limited          United Kingdom

Panavision (Canada) Corporation     Ontario, Canada                Panavision Canada

Pana Truck Leasing Corporation      Ontario, Canada

Panavision Italia S.R.L.            Italy

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